Exhibit 99.1
LIONSGATE REPORTS REVENUES OF $380.7 MILLION FOR SECOND
QUARTER OF FISCAL 2009, UP 8% FROM PRIOR YEAR’S SECOND QUARTER;
NET LOSS OF $48.1 MILLION COMPARED TO NET LOSS OF
$58.0 MILLION IN PRIOR YEAR’S SECOND QUARTER
Company Reports Free Cash Flow of $73.7 Million Compared To $23.2 Million
In Prior Year’s Second Quarter
Santa Monica, CA, and Vancouver, BC, November 10, 2008 -— Lionsgate (NYSE: LGF), the leading next generation filmed entertainment studio, continued to demonstrate strong revenue growth and to narrow its EBITDA loss from the previous year, reporting revenues of $380.7 million and EBITDA of negative $39.2 million for the second fiscal quarter (period ended September 30, 2008) compared to $351.7 million in revenues and EBITDA of negative $56.2 million for the prior year’s second quarter, the Company announced today.
The Company noted that the 8% revenue gain in the quarter was driven primarily by growth in its home entertainment and television from motion picture businesses as well as fresh contributions from Mandate Pictures, partially offset by a decline in theatrical revenues and a decline in television production revenues due to the timing of series deliveries. The Company also noted that, for the first six months of fiscal 2009, it narrowed its EBITDA loss by $80.8 million, from negative $106.8 million to negative $26.0 million. EBITDA is defined as earnings before interest, income tax provision, depreciation and equity interests.
Net loss of $48.1 million in the second quarter translated into basic net loss per common share of $0.41, based on 116.9 million weighted average common shares outstanding, compared to a net loss of $58.0 million, or basic net loss per common share of $0.49, based on 119.2 million weighted average common shares outstanding in the prior year’s second quarter. Despite the underperformance of three films in the quarter, the net loss narrowed in the quarter because theatrical marketing costs declined and home entertainment performed strongly.
“We enter the second half of the year with continued robust top line growth, a narrowing EBITDA loss, good momentum throughout our core businesses and a strong balance sheet,” said Lionsgate Co-Chairman and Chief Executive Officer Jon Feltheimer. “We are also beginning to see the kind of performance from many of our recent investments such as Mandate and Debmar-Mercury that will help elevate us to the next level of financial results in the future. Given the current environment, we are tasking our senior managers to be even more disciplined in their operations and even more innovative in their thinking.”
The Company’s filmed entertainment backlog grew to a record $456.5 million at September 30, 2008. Filmed entertainment backlog represents the amount of future revenue contracted but not yet recorded from the licensing of films and television product for television exhibition and in international markets. The Company also ended the second quarter with $249 million in cash and cash equivalents and a new and undrawn $340 million JPMorgan credit facility that closed in July.

Overall motion picture revenue for the quarter was $312.2 million, an increase of 29% from $242.1 million in the prior year’s second quarter, as strong growth in home entertainment, television from motion pictures and Mandate Pictures offset declines in theatrical and international.
Theatrical revenue of $34.0 million decreased 25% from $45.3 million in the prior year’s second quarter, as the disappointing box office performances of Bangkok Dangerous, Disaster Movie and My Best Friend’s Girl compared unfavorably with the slate of 3:10 To Yuma, Good Luck Chuck and War released in the prior year’s second quarter. Tyler Perry’s The Family That Preys, the sixth film in the Tyler Perry franchise, performed solidly and in line with expectations. Successful releases such as Saw V and Religulous were released after the quarter close.
Lionsgate’s home entertainment revenue from all segments grew to $178.3 million in the quarter, the strongest second quarter performance in the Company’s history and a 32% increase from $135.2 million in the prior year’s second quarter. The results reflected strength throughout the Company’s home entertainment portfolio of packaged media, VOD and digital businesses, including continued strong library revenues. Top home entertainment titles in the quarter included The Bank Job, The Forbidden Kingdom, Meet The Browns and Rambo.
Television revenue included in the motion picture segment was $61.9 million in the second quarter, a 65% increase from $37.6 million in the prior year second quarter, led by titles such as 3:10 To Yuma, Good Luck Chuck, Saw IV, War and Tyler Perry’s Why Did I Get Married?
Lionsgate’s international revenue declined 8% to $28.5 million in the second quarter compared to $31.0 million in the second quarter of the prior year. Principal revenue contributors in the quarter were 3:10 To Yuma, Employee of the Month, My Best Friend’s Girl, Saw IV and War.
Mandate Pictures reported second quarter revenues of $21.2 million, reflecting a strong slate of Juno, 30 Days of Night and Nick and Norah’s Infinite Playlist. Lionsgate acquired Mandate in September 2007, so it had no significant contributions to the prior year’s second quarter.
Television production revenue in the quarter was $68.5 million, a decline of 38% from $109.6 million in the prior year’s second quarter due to the timing of series deliveries. Primary contributors were deliveries of the Emmy Award-winning Mad Men Season 2 (AMC) and deliveries of Weeds Season 4 (Showtime), and Fear Itself (NBC), along with Debmar-Mercury’s Tyler Perry’s House of Payne (TBS), Family Feud and South Park. Continued strong sales from the third season DVD of Weeds and the first season DVD of Mad Men also contributed to the quarter. The television division remains on track to approach $250 million in revenues this year.
Lionsgate senior management will hold its analyst and investor conference call to discuss its fiscal 2009 second quarter financial results at 9:00 A.M. ET/6:00 A.M. PT, Tuesday, November 11, 2008. Interested parties may participate live in the conference call by calling 1-800-553-0272 (651-291-0900 outside the U.S. and Canada). A full digital replay will be available from Tuesday morning, November 11, through Tuesday, November 18, by dialing 1-800-475-6701 (320-365-3844 outside the U.S. and Canada) and using access code 963256. Lionsgate will also premier new content exclusively for its investors and other call participants at the beginning of Tuesday’s call. Please click on www.lionsgate.com/christmas at the beginning of the call to view the exclusive content.
Lionsgate is the leading next generation filmed entertainment studio with a major presence in the production and distribution of motion pictures, television programming, home entertainment, family entertainment, video-on-demand and digitally delivered content. The Company is leveraging its content leadership and marketing expertise through a series of partnerships that include the operation of the highly successful FEARNet branded VOD and Internet horror channel with Sony and Comcast, the announcement of the fall 2009 launch of a new premium entertainment channel with partners Viacom, Paramount Pictures and MGM, investment in the leading young men’s digital distribution platform Break.com, ownership of the premier independent television syndication company Debmar-Mercury and an alliance with independent filmed entertainment production and distribution company Roadside Attractions. Lionsgate also has forged partnerships with leading content creators, owners and distributors in key territories around the world, including Televisa in the U.S. and Latin America, StudioCanal in the UK, Hoyts and Sony in Australia and Eros International in India.
The Company has generated more than $450 million at the North American theatrical box office in the past 12 months and has forged leadership positions in television and home entertainment with the production of such critically-acclaimed television series as Weeds and Mad Men, the distribution of Tyler Perry’s House of Payne, Family Feud, South Park, Trivial Pursuit and The Dead Zone, and nearly 8% market share and the industry’s leading box office-to-DVD conversion rate in home entertainment. Lionsgate handles a prestigious and prolific library of approximately 12,000 motion picture and television titles that is an important source of recurring revenue and serves as the foundation for the growth of the Company’s core businesses. The Lionsgate brand is synonymous with entrepreneurial innovation and original, daring, quality entertainment in markets around the globe.
www.lionsgate.com
For further information, contact:
Peter D. Wilkes
Lionsgate
310-255-3726
pwilkes@lionsgate.com
Kristin Robinson
Lionsgate
310-255-5114
krobinson@lionsgate.com
The matters discussed in this press release include forward-looking statements, including those regarding the timing of our upcoming film slate, the expansion of our television business and the success of our fiscal 2009 and fiscal 2010. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including the substantial investment of capital required to produce and market films and television series, increased costs for producing and marketing feature films, budget overruns, limitations imposed by our credit facilities, unpredictability of the commercial success of our motion pictures and television programming, the cost of defending our intellectual property, difficulties in integrating acquired businesses, technological changes and other trends affecting the entertainment industry, and the risk factors as set forth in Lionsgate’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on May 30, 2008. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	March 31,
	2008	2008
	(Unaudited)
	(Amounts in thousands,
	except share amounts)

ASSETS
Cash and cash equivalents	$248,905	$371,589
Restricted cash	22,235	10,300
Investments	6,875	6,927
Accounts receivable, net of reserve for video returns and allowances of $108,328 (March 31, 2008 - $95,515) and provision for doubtful accounts of $6,154 (March 31, 2008 - $5,978)	201,370	260,284
Investment in films and television programs	745,258	608,942
Property and equipment	17,095	13,613
Goodwill	224,213	224,531
Other assets	83,322	41,572

	$1,549,273	$1,537,758

LIABILITIES
Accounts payable and accrued liabilities	$244,637	$245,430
Participation and residuals	450,760	385,846
Film and production obligations	282,519	278,016
Subordinated notes and other financing obligations	328,718	328,718
Deferred revenue	134,693	111,510

	1,441,327	1,349,520

Commitments and contingencies

SHAREHOLDERS’ EQUITY
Common shares, no par value, 500,000,000 shares authorized, 122,670,458 and 121,081,311 shares issued at September 30, 2008 and March 31, 2008, respectively	443,890	434,650
Series B preferred shares (10 shares issued and outstanding)	—	—
Accumulated deficit	(264,619)	(223,619)
Accumulated other comprehensive loss	(4,328)	(533)

	174,943	210,498
Treasury shares, no par value, 6,960,774 and 2,410,499 shares at September 30, 2008 and March 31, 2008, respectively	(66,997)	(22,260)

	107,946	188,238

	$1,549,273	$1,537,758

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	September 30,	September 30,	September 30,	September 30,
	2008	2007	2008	2007
	(Amounts in thousands, except per share amounts)

Revenues	$380,718	$351,744	$679,177	$550,486
Expenses:
Direct operating	199,861	184,335	347,869	271,393
Distribution and marketing	189,407	197,193	288,382	332,694
General and administration	30,600	26,371	68,908	53,211
Depreciation	1,180	1,038	2,242	1,946

Total expenses	421,048	408,937	707,401	659,244

Operating loss	(40,330)	(57,193)	(28,224)	(108,758)

Other expenses (income):
Interest expense	5,190	4,225	9,501	8,085
Interest and other income	(2,047)	(2,635)	(4,202)	(6,438)
Gain on sale of equity securities	—	(2,785)	—	(2,785)

Total other expenses (income), net	3,143	(1,195)	5,299	(1,138)

Loss before equity interests and income taxes	(43,473)	(55,998)	(33,523)	(107,620)
Equity interests loss	(1,960)	(1,187)	(4,146)	(1,994)

Loss before income taxes	(45,433)	(57,185)	(37,669)	(109,614)
Income tax provision	2,662	818	3,331	1,507

Net loss	$(48,095)	$(58,003)	$(41,000)	$(111,121)

Basic Net Loss Per Common Share	$(0.41)	$(0.49)	$(0.35)	$(0.94)

Diluted Net Loss Per Common Share	$(0.41)	$(0.49)	$(0.35)	$(0.94)

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months	Six Months
	Ended	Ended
	September 30,	September 30,
	2008	2007
	(Amounts in thousands)
Operating Activities:
Net loss	$(41,000)	$(111,121)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation of property and equipment	2,242	1,946
Amortization of deferred financing costs	2,592	1,771
Amortization of films and television programs	186,743	176,894
Amortization of intangible assets	559	325
Non-cash stock-based compensation	7,516	6,677
Gain on sale of equity securities	—	(2,711)
Equity interests loss	4,146	1,994
Changes in operating assets and liabilities:
Restricted cash	(11,935)	359
Accounts receivable, net	56,667	(86,069)
Investment in films and television programs	(325,176)	(258,711)
Other assets	(9,438)	(898)
Accounts payable and accrued liabilities	3,077	78,274
Participation and residuals	65,271	117,392
Film obligations	(4,325)	(8,276)
Deferred revenue	23,337	24,324

Net Cash Flows Used In Operating Activities	(39,724)	(57,830)

Investing Activities:
Purchases of investments — auction rate securities	—	(207,266)
Proceeds from the sale of investments — auction rate securities	125	414,641
Purchases of investments — equity securities	—	(4,672)
Proceeds from the sale of investments — equity securities	—	23,782
Acquisition of Mandate Pictures, net of unrestricted cash acquired	—	(40,850)
Investment in equity method investees	(11,099)	(6,465)
Increase in loan receivables	(28,427)	(3,059)
Purchases of property and equipment	(5,743)	(2,742)

Net Cash Flows Provided By (Used In) Investing Activities	(45,144)	173,369

Financing Activities:
Exercise of stock options	2,894	745
Tax withholding requirements on equity awards	(2,941)	—
Repurchases of common shares	(44,737)	(10,736)
Borrowings under financing arrangements	—	3,718
Increase in production obligations	113,320	59,442
Payment of production obligations	(104,216)	(58,012)

Net Cash Flows Used In Financing Activities	(35,680)	(4,843)

Net Change In Cash And Cash Equivalents	(120,548)	110,696
Foreign Exchange Effects on Cash	(2,136)	(1,593)
Cash and Cash Equivalents — Beginning Of Period	371,589	51,497

Cash and Cash Equivalents — End Of Period	$248,905	$160,600

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF FREE CASH FLOW, AS DEFINED
TO NET CASH FLOWS PROVIDED BY (USED IN) OPERATING ACTIVITIES

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	September 30,	September 30,	September 30,	September 30,
	2008	2007	2008	2007
	(Amounts in thousands)
Net Cash Flows Provided By (Used In) Operating Activities	$110,093	$(2,250)	$(39,724)	$(57,830)
Purchases of property and equipment	(3,464)	(725)	(5,743)	(2,742)
Net borrowings under and (repayment) of production obligations	(32,936)	26,221	9,104	1,430

Free Cash Flow, as defined	$73,693	$23,246	$(36,363)	$(59,142)

Free cash flow is defined as net cash flows provided by (used in) operating activities, less purchases of property and equipment and plus or minus the net increase or decrease in production obligations. The adjustment for the production obligations is made because the GAAP based cash flows from operations reflects a non-cash reduction of cash flows for the cost of films associated with production obligations prior to the time the Company actually pays for the film. The Company believes that it is more meaningful to reflect the impact of the payment for these films in its free cash flow when the payments are actually made.
Free cash flow is a non-GAAP financial measure as defined in Regulation G promulgated by the Securities and Exchange Commission. This non-GAAP financial measure is in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with Generally Accepted Accounting Principles.
Management believes this non-GAAP measure provides useful information to investors regarding cash that our operating businesses generate whether classified as operating or financing activity (related to the production of our films) within our GAAP based statement of cash flows, before taking into account cash movements that are non-operational. Free cash flow is a non-GAAP financial measure commonly used in the entertainment industry and by financial analysts and others who follow the industry. Not all companies calculate free cash flow in the same manner and the measure as presented may not be comparable to similarly titled measures presented by other companies.

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF EBITDA, AS DEFINED TO NET INCOME (LOSS)

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	September 30,	September 30,	September 30,	September 30,
	2008	2007	2008	2007
	(Amounts in thousands)
EBITDA, as defined	$(39,150)	$(56,155)	$(25,982)	$(106,812)
Depreciation	(1,180)	(1,038)	(2,242)	(1,946)
Interest expense	(5,190)	(4,225)	(9,501)	(8,085)
Interest and other income	2,047	2,635	4,202	6,438
Gain on sale of equity securities	—	2,785	—	2,785
Equity interests loss	(1,960)	(1,187)	(4,146)	(1,994)
Income tax provision	(2,662)	(818)	(3,331)	(1,507)

Net loss	$(48,095)	$(58,003)	$(41,000)	$(111,121)

EBITDA is defined as earnings before interest, income tax provision, depreciation and equity interests losses. EBITDA as defined, is a non-GAAP financial measure. Management believes EBITDA as defined, to be a meaningful indicator of our performance that provides useful information to investors regarding our financial condition and results of operations. Presentation of EBITDA as defined, is a non-GAAP financial measure commonly used in the entertainment industry and by financial analysts and others who follow the industry to measure operating performance. While management considers EBITDA as defined, to be an important measure of comparative operating performance, it should be considered in addition to, but not as a substitute for, net income and other measures of financial performance reported in accordance with Generally Accepted Accounting Principles. EBITDA as defined, does not reflect cash available to fund cash requirements. Not all companies calculate EBITDA as defined, in the same manner and the measure as presented may not be comparable to similarly-titled measures presented by other companies.